UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2004

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York  11797

(Address of principal executive offices, including zip code)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement

                On August 25, 2004, Veeco Instruments Inc. (“Veeco”) entered into an amendment, effective June 30, 2004 (the “Amendment”), to the Credit Agreement dated as of April 19, 2001, as amended, among Veeco, Fleet National Bank, as administrative agent, JPMorgan Chase Bank, as syndication agent, HSBC Bank USA, as documentation agent, and the lenders named therein.  The Amendment permits sale and leaseback transactions with respect to two of Veeco’s properties.  A copy of the Amendment is being filed as Exhibit 10.1 to this Report.  The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

                                (c)  Exhibits.

Exhibit	Description

10.1

Eighth Amendment dated as of August 25, 2004, effective June 30, 2004, to the Credit Agreement dated as of April 19, 2001, as amended, among Veeco Instruments Inc., Fleet National Bank, as administrative agent, JPMorgan Chase Bank, as syndication agent, HSBC Bank USA, as documentation agent, and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2004

VEECO INSTRUMENTS INC.

By:	/s/ Gregory A. Robbins

Gregory A. Robbins
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

10.1

Eighth Amendment dated as of August 25, 2004, effective June 30, 2004, to the Credit Agreement dated as of April 19, 2001, as amended, among Veeco Instruments Inc., Fleet National Bank, as administrative agent, JPMorgan Chase Bank, as syndication agent, HSBC Bank USA, as documentation agent, and the lenders named therein.